EXHIBIT 23.1



                           CONSENT OF BDO SEIDMAN, LLP

         We consent to the incorporation by reference in the Registration Statements of Tag-It Pacific, Inc. on Form S-8 (File Nos. 333-119712, 333-109854, 333-98577, 333-66356, 333-44592, 333-84099, 333-50267) and Form S-3
(File Nos. 333-121095,  333-106494 and 333-111612) of our report dated March 31,
2005 on our audits of the consolidated balance sheets of Tag-It Pacific, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and convertible redeemable preferred stock and cash flows for each of the three years in the period ended December 31, 2004 and the related financial statement schedule as of December 31, 2004 and for each of the three years in the period ended December 31, 2004, which reports are incorporated by reference in this Annual Report on Form 10-K.



                                            /s/ BDO Seidman, LLP
                                            ----------------------

Los Angeles, California
April 6, 2005